Exhibit 10.2

EXECUTION VERSION

AMENDMENT NO. 8 TO RECEIVABLES PURCHASE AGREEMENT

This AMENDMENT NO. 8 TO RECEIVABLES PURCHASE AGREEMENT, dated as of December 8, 2023 (this “Amendment”), is among AUDACY RECEIVABLES, LLC, a Delaware limited liability company, as seller (the “Seller”), AUTOBAHN FUNDING COMPANY LLC (“Autobahn”), as an investor (in such capacity, the “Investor”), DZ BANK AG DEUTSCHE ZENTRAL-GENOSSENSCHAFTSBANK, FRANKFURT AM MAIN (“DZ BANK”), as agent on behalf of the Investor Parties (in such capacity, together with its successors and assigns in such capacity, the “Agent”), and AUDACY OPERATIONS, INC., a Delaware corporation, in its individual capacity (“Audacy Operations”) and as initial Servicer (in such capacity, together with its successors and assigns in such capacity, the “Servicer”).

W I T N E S S E T H:

WHEREAS, the Servicer, the Seller, the Investor, and the Agent have heretofore entered into that certain Receivables Purchase Agreement, dated as of July 15, 2021 (as amended, restated, supplemented, assigned or otherwise modified from time to time, the “Agreement”); and

WHEREAS, the parties hereto wish to modify the Agreement upon the terms hereof.

NOW, THEREFORE, in exchange for good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged and confirmed), the parties hereto agree as follows:

A G R E E M E N T:

1. Definitions. Unless otherwise defined or provided herein, capitalized terms used herein (including in the recitals) have the meanings attributed thereto in (or by reference in) the Agreement.

2. Amendments to the Agreement. The Agreement is hereby amended to incorporate the changes shown on the marked pages of the Agreement attached hereto as Exhibit A.

3. Conditions to Effectiveness. This Amendment shall be effective as of the date hereof upon satisfaction of the following conditions precedent:

(a) Execution of the Amendment. The Agent shall have received a counterpart of this Amendment duly executed by each of the other parties hereto.

(b) No Defaults. No Event of Default or Unmatured Event of Default shall have occurred and be continuing either before or immediately after giving effect to this Amendment or the transactions contemplated hereby.

4. Certain Representations and Warranties. Each of Audacy Operations, the Servicer and the Seller represents and warrants to each other and to each Investor Party on the date hereof, as follows:

(a) Representations and Warranties. The representations and warranties made by such party in the Agreement and in any other Transaction Document to which it is a party are true and correct both before and immediately after giving effect to this Amendment, as though made on and as of the date hereof unless such representations and warranties by their terms refer to an earlier date, in which case they shall be true and correct on and as of such earlier date.

(b) Power and Authority; Due Authorization. It (i) has all necessary power and authority to (A) execute and deliver this Amendment and (B) perform its obligations under the Transaction Documents to which it is a party (as amended by this Amendment) and (ii) has duly authorized by all necessary action the execution and delivery of this Amendment and the performance of the Transaction Documents to which it is a party (as amended by this Amendment).

(c) Binding Obligations. This Amendment and each of the other Transaction Documents to which such Person is a party constitutes legal, valid and binding obligations of such Person, enforceable against such Person in accordance with their respective terms, except (i) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) as such enforceability may be limited by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

(d) No Conflict or Violation. The consummation of the transactions contemplated by this Amendment and the fulfillment of the terms hereof by it will not (i) conflict with, result in any breach of any of the terms or provisions of, or constitute (with or without notice or lapse of time or both) a default under, the Organizational Documents of such Person or any material indenture, sale agreement, credit agreement, loan agreement, security agreement, mortgage, deed of trust or other agreement or instrument to which such Person is a party or by which it or any of its property is bound, (ii) result in the creation or imposition of any Adverse Claim upon any of its properties pursuant to the terms of any such indenture, credit agreement, loan agreement, security agreement, mortgage, deed of trust or other agreement or instrument, other than the Agreement and the other Transaction Documents or (iii) conflict with or violate any Applicable Law, except to the extent that any such conflict or violation, as applicable, would not reasonably be expected to have a Material Adverse Effect.

(e) No Defaults. No Event of Default or Unmatured Event of Default shall have occurred and be continuing either before or immediately after giving effect to this Amendment or the transactions contemplated hereby.

(f) Capital Coverage Deficit. No Capital Coverage Deficit exists or would exist immediately after giving effect to this Amendment or the transactions contemplated hereby.

(g) Termination Date. The Termination Date has not occurred.

5. Reference to, and Effect on the Agreement and the Transaction Documents.

(a) The Agreement (except as specifically amended herein) shall remain in full force and effect and the Agreement and each of the other Transaction Documents are hereby ratified and confirmed in all respects by each of the parties hereto.

(b) On and after the execution and delivery of this Amendment, (i) this Amendment shall be a part of the Agreement amended hereby and (ii) each reference in the Agreement to “this Agreement”, “hereof”, “hereunder” or words of like import referring to the Agreement, and each reference in any other Transaction Document to “the Receivables Purchase Agreement”, “thereunder”, “thereof” or words of like import referring to the Agreement, shall mean and be a reference to the Agreement, as amended by this Amendment.

(c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Agent or the Investor, nor constitute a waiver of any provision of the Agreement or any other Transaction Document.

(d) To the extent that the consent of any party hereto, in any capacity, is required under the Transaction Documents or any other agreement entered into in connection with the Transaction Documents with respect to any of the amendments set forth herein, such party hereby grants such consent.

6. Further Assurances. Each of the Servicer and the Seller hereby agrees to do, at the Seller’s expense, all such things and execute all such documents and instruments and authorize and file all such financing statements and financing statement amendments, in each case, as the Agent, or the Investor may reasonably consider necessary or desirable to give full effect to the transactions contemplated by this Amendment and the documents, instruments and agreements executed in connection herewith.

7. Transaction Document. This Amendment shall be a Transaction Document under (and as defined in) the Agreement.

8. Costs and Expenses. The Seller agrees to pay promptly all reasonable and documented out-of-pocket costs and expenses in connection with the preparation, negotiation, execution and delivery of this Amendment, including the reasonable Attorney Costs for the Agent and the Investor Parties with respect thereto.

9. Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and assigns.

10. Execution in Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. Delivery of an executed signature page of this Amendment by facsimile transmission, emailed pdf. or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of an original executed counterpart hereof. The words “execution,” “signed,” “signature,” and words of like import in this Amendment or any Transaction Document shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

11. GOVERNING LAW. THIS AMENDMENT, INCLUDING THE RIGHTS AND DUTIES OF THE PARTIES HERETO, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, BUT WITHOUT REGARD TO ANY OTHER CONFLICTS OF LAW PROVISIONS THEREOF).

12. CONSENT TO JURISDICTION. (a) EACH PARTY HERETO HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF ANY NEW YORK STATE OR FEDERAL COURT SITTING IN NEW YORK CITY, NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AMENDMENT OR ANY OTHER TRANSACTION DOCUMENT, AND EACH PARTY HERETO HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING SHALL BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. NOTHING IN THIS SECTION 12 SHALL AFFECT THE RIGHT OF THE AGENT OR ANY OTHER INVESTOR PARTY TO BRING ANY ACTION OR PROCEEDING AGAINST THE SELLER OR THE SERVICER OR ANY OF THEIR RESPECTIVE PROPERTY IN THE COURTS OF OTHER JURISDICTIONS. EACH OF THE SELLER AND THE SERVICER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING. THE PARTIES HERETO AGREE THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

(b) EACH OF THE SELLER AND THE SERVICER CONSENTS TO THE SERVICE OF ANY AND ALL PROCESS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES OF SUCH PROCESS TO IT AT ITS ADDRESS SPECIFIED IN SECTION 12.02 OF THE AGREEMENT. NOTHING IN THIS SECTION 12 SHALL AFFECT THE RIGHT OF THE AGENT OR ANY OTHER INVESTOR PARTY TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

13. Severability. Any provisions of this Amendment which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

14. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment or be given any substantive effect.

15. Performance Guaranty. The Performance Guarantor hereby consents to this Amendment and agrees that the Agreement, each as amended hereby, shall remain in full force and effect immediately after giving effect to this Amendment. Immediately after giving effect to this Amendment, all of the provisions of the Performance Guaranty shall remain in full force and effect and the Performance Guarantor hereby ratifies and affirms the Performance Guaranty and acknowledges that the Performance Guaranty has continued and shall continue in full force and effect in accordance with its terms.

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5

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

AUDACY OPERATIONS, INC.,
individually, and as Servicer

By:	/s/ Andrew P. Sutor, IV
Name: Andrew P. Sutor, IV
Title: Executive Vice President

AUDACY RECEIVABLES, LLC, as Seller

By:	/s/ Andrew P. Sutor, IV
Name: Andrew P. Sutor, IV
Title: Executive Vice President

AUDACY INC., as Performance Guarantor

By:	/s/ Andrew P. Sutor, IV
Name: Andrew P. Sutor, IV
Title: Executive Vice President

S-1	Amendment 8 to RPA (DZ-Audacy)

DZ BANK AG DEUTSCHE ZENTRAL-GENOSSENSCHAFTSBANK, FRANKFURT AM MAIN,
as Agent

By:	/s/ Nellie Flek
Name: Nellie Flek
Title: Vice President

By:	/s/ Christian Haesslein
Name: Christian Haesslein
Title: Director

AUTOBAHN FUNDING COMPANY LLC,
as Investor

By:	/s/ Nellie Flek
Name: Nellie Flek
Title: Vice President

By:	/s/ Christian Haesslein
Name: Christian Haesslein
Title: Director

S-2	Amendment 8 to RPA (DZ-Audacy)

EXHIBIT A

[Amendments to the Agreement]

(attached)

EXECUTION VERSION

EXHIBIT A to

Amendment No. ~~7~~8 to Receivables Purchase Agreement, dated as of ~~November 29~~December 8,

2023

RECEIVABLES PURCHASE AGREEMENT

Dated as of July 15, 2021

by and among

AUDACY RECEIVABLES, LLC,

as Seller,

AUTOBAHN FUNDING COMPANY LLC,

as Investor,

DZ BANK AG DEUTSCHE ZENTRAL-GENOSSENSCHAFTSBANK,

FRANKFURT AM MAIN,

as Agent,

and

AUDACY OPERATIONS, INC.,

as initial Servicer

“Audacy” means Audacy Inc., a Pennsylvania corporation.

“Audacy Capital” means Audacy Capital Corp., a Delaware corporation.

“Audacy Financial Covenant Event” shall be deemed to have occurred if any of the following events shall occur:

(a) the Consolidated Net First Lien Leverage Ratio (as defined in the Credit Agreement as in effect on the Closing Date) as of the end of any fiscal quarter of Audacy shall be greater than 4.00 to 1.00; provided, however, solely with respect to the fiscal quarter ending on September 30, 2023, the failure by Audacy to maintain a Consolidated Net First Lien Leverage Ratio (as defined in the Credit Agreement) less than or equal to 4.00 to 1.00 shall not constitute an Audacy Financial Covenant Event under this clause (a) until the day upon which such failure to maintain such Consolidated Net First Lien Leverage Ratio would constitute a breach of the financial covenants set forth under Section 7.09(a) of the Credit Agreement;

(b) Audacy shall fail to maintain or, on a quarterly basis, demonstrate to the Agent a Minimum Tangible Net Worth of at least $300,000,000. For the purposes of this clause, “Minimum Tangible Net Worth” shall be defined as total assets excluding radio broadcast licenses and goodwill less total liabilities excluding long-term Debt and long-term net deferred Tax liabilities. All such amounts shall be calculated in accordance with GAAP, as set forth in Audacy’s audited financial statements; or

(c) Audacy shall fail to (i) maintain a minimum liquidity of $25,000,000, or (ii) on any Reporting Date demonstrate to the Agent a minimum liquidity of $25,000,000 as of the last day of the immediately preceding calendar month. For purposes of this calculation, liquidity may include (i) cash, cash equivalent instruments, any amounts available to be drawn hereunder and (ii) (A) any amounts available to be drawn, and which the applicable lenders are committed to fund, under the Credit Agreement as in effect on the Closing Date or (B) any replacement credit facility to which any Audacy Party is a party (in each case, solely to the extent that all conditions precedent to drawing such amounts under this Agreement, the Credit Agreement or such replacement credit facility are satisfied, except for the delivery of a loan request or satisfaction of a similar administrative condition precedent), in the case of any replacement credit facility under clause (B), in an amount not to exceed the maximum amount that could be available under the Credit Agreement as in effect on the Closing Date as determined in accordance with clause (A).

“Audacy Party” means Audacy, the Transferor, the Seller, the Performance Guarantor, the Servicer and each Originator.

“Audacy Party Payments” means the October Audacy Party Payment ~~and~~, the November Audacy Party Payment and the December Audacy Party Payment.

“Autobahn” has the meaning set forth in the preamble to this Agreement.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Daily Distribution Date” means each Business Day.

“Daily Report” means a report, in substantially the form of Exhibit G.

“Days Sales Outstanding” means, on any date, the number of days equal to the product of

(a) 91 and (b) the amount obtained by dividing (i) the average of the aggregate Unpaid Balance of the Eligible Receivables as of the Cut-Off Date for each of the three most recently ended Reporting Periods, by (ii) the aggregate initial Unpaid Balance of all Eligible Receivables which were originated during the three most recently ended Reporting Periods.

“Debt” means, as to any Person at any time, any and all indebtedness, obligations or liabilities (whether matured or unmatured, liquidated or unliquidated, direct or indirect, absolute or contingent, or joint or several) of such Person for or in respect of: (i) borrowed money, (ii) amounts raised under or liabilities in respect of any bonds, debentures, notes, note purchase, acceptance or credit facility, or other similar instruments or facilities, (iii) obligations to pay the deferred purchase price of property or services (other than trade payables incurred in the ordinary course of business), (iv) all obligations, contingent or otherwise, as an account party or applicant under or in respect of acceptances, letters of credit, surety bonds or similar arrangements (other than reimbursement obligations, which are not due and payable on such date, in respect of documentary letters of credit issued to provide for the payment of goods and services in the ordinary course of business), (v) any other transaction (including production payments (excluding royalties), installment purchase agreements, forward sale or purchase agreements, capitalized leases and conditional sales agreements) having the commercial effect of a borrowing of money entered into by such Person to finance its operations or capital requirements (but not including accounts payable incurred in the ordinary course of such Person’s business payable on terms customary in the trade), (vi) all net obligations of such Person in respect of interest rate or currency hedges, (vii) the liquidation value of all mandatorily redeemable preferred Capital Stock of such Person or (viii) any Guaranty of any such Debt.

“December Audacy Party Payment” means, with respect to the Credit Agreement (as in effect on the Closing Date), the interest payments due and payable on December 28, 2023, with a grace period ending on January 3, 2024 (such date, the “December Audacy Party Payment Due Date”).

“December Audacy Party Payment Due Date” has the meaning assigned to such term in the definition of “December Audacy Party Payment”.

“Deemed Collections” has the meaning set forth in Section 3.01(e).

“Default Funding Rate” means, for any day in any Yield Period for any Investment (or any Portion of Capital thereof), an interest rate per annum equal to the sum of 2.50% per annum plus the greater of (i) the interest rate per annum determined for such Investment and such day pursuant to clause (a) or (b) of the definition of “Yield Rate”, as applicable, and (ii) the Base Rate in effect on such day.

“Default Ratio” means, as of any Cut-Off Date, a fraction (expressed as a percentage), (a) the numerator of which is the aggregate Unpaid Balance of all Eligible Receivables that became shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), redeemed, purchased or defeased, or an offer to repay, redeem, purchase or defease such Debt shall be required to be made or the commitment of any lender thereunder terminated, in each case before the stated maturity thereof or (v) any “Event of Default” (as defined in the Credit Agreement as in effect on the Closing Date) shall occur under the Credit Agreement; provided, however, (A) the failure by any Audacy Party, or any of their respective Subsidiaries, to make the October Audacy Party Payment (or any portion thereof) by the October Audacy Party Payment Due Date shall not constitute an Event of Default under this clause (k) until the earlier to occur of: (i) 3:00pm Eastern time on ~~December  10~~January 7, ~~2023~~2024, and (ii) the day upon which such failure to pay such Audacy Party Payment results in an “Event of Default” under and as defined in the Credit Agreement; ~~and~~ (B) the failure by any Audacy Party, or any of their respective Subsidiaries, to make the November Audacy Party Payment (or any portion thereof) by the November Audacy Party Payment Due Date shall not constitute an Event of Default under this clause (k) until the earlier to occur of: (i) 3:00pm Eastern time on ~~December 18, 2023~~January 15, 2024 and (ii) the day upon which such failure to pay such Audacy Party Payment results in an “Event of Default” under and as defined in the Credit Agreement; and (C) the failure by any Audacy Party, or any of their respective Subsidiaries, to make the December Audacy Party Payment (or any portion thereof) by the December Audacy Party Payment Due Date shall not constitute an Event of Default under this clause (k) until the earlier to occur of: (i) 3:00pm Eastern time on March 5, 2024 and (ii) the day upon which such failure to pay such Audacy Party Payment results in an “Event of Default” under and as defined in the Credit Agreement;

(l) the Seller shall fail (x) at any time (other than for ten (10) Business Days following notice of the death, disability or incapacity or resignation of any Independent Director or the failure of any Independent Director due to circumstances arising after the Closing Date to satisfy the criteria for an Independent Director set forth in the Seller’s Organizational Documents) to have two Independent Directors who satisfy each requirement and qualification specified in the definition of “Independent Director” for Independent Directors, on the Seller’s board of directors or (y) to timely notify the Agent of any replacement or appointment of any director that is to serve as an Independent Director on the Seller’s board of directors as required pursuant to Section 7.03(c) of this Agreement;

(m) either (i) the Internal Revenue Service shall file notice of a lien pursuant to Section 6323 of the Code (or substantially similar claim or filing by a state taxing authority) with regard to any assets of any Audacy Party or (ii) the PBGC shall, file notice of a lien pursuant to Section 4068 or Section 303(k) of ERISA with regard to any of the assets of any Audacy Party;

(n) there occurs any ERISA Event that, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect;

(o) (i) a Sale Termination Event shall occur under any Sale Agreement, (ii) Receivables cease being sold by any Originator to the Transferor pursuant to the Purchase and Sale Agreement other than as a result of a Permitted Originator Transaction or (iii) Receivables cease being sold or contributed by the Transferor to the Seller pursuant to the Sale and Contribution Agreement;

(c) any event described in clause (a) or clause (c) of the definition of Audacy Financial Covenant Event shall occur; provided, however, the occurrence and continuance of any event described in clause (c) of the definition of Audacy Financial Covenant Event that occurs from the Seventh Amendment Effective Date through and including ~~December 10, 2023~~January 7, 2024 shall not constitute an Accelerated Amortization Event under this clause (c) until the close of business on ~~December 10~~January 7, ~~2023~~2024.

then, and in any such event, the Agent may (or, at the direction of the Majority Investors shall) by notice to the Seller declare the Termination Date to have occurred (in which case the Termination Date shall be deemed to have occurred).

ARTICLE X

THE AGENT

SECTION 10.01. Authorization and Action. Each Investor Party hereby appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Agent by the terms hereof, together with such powers as are reasonably incidental thereto. The Agent shall not have any duties other than those expressly set forth in the Transaction Documents, and no implied obligations or liabilities shall be read into any Transaction Document, or otherwise exist, against the Agent. The Agent does not assume, nor shall it be deemed to have assumed, any obligation to, or relationship of trust or agency with, the Seller or any Affiliate thereof or any Investor Party except for any obligations expressly set forth herein. Notwithstanding any provision of this Agreement or any other Transaction Document, in no event shall the Agent ever be required to take any action which exposes the Agent to personal liability or which is contrary to any provision of any Transaction Document or Applicable Law.

SECTION 10.02. Agent’s Reliance, Etc. Neither the Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them as Agent under or in connection with this Agreement (including, without limitation, the Agent’s servicing, administering or collecting Pool Receivables in the event it replaces the Servicer in such capacity pursuant to Section 8.01), in the absence of its or their own gross negligence or willful misconduct. Without limiting the generality of the foregoing, the Agent: (a) may consult with legal counsel (including counsel for any Investor Party or the Servicer), independent certified public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (b) makes no warranty or representation to any Investor Party (whether written or oral) and shall not be responsible to any Investor Party for any statements, warranties or representations (whether written or oral) made by any other party in or in connection with this Agreement; (c) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement on the part of any Investor Party or to inspect the property (including the books and records) of any Investor Party; (d) shall not be responsible to any Investor Party for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; and (e) shall be entitled to rely, and shall be fully protected in so relying, upon any notice (including notice by telephone), consent, certificate